UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2015 (the “Effective Date”), Cerus Corporation (the “Company”) entered into an Amended and Restated Manufacturing and Supply Agreement (the “Agreement”) with Fresenius Kabi Deutschland GmbH (“Fresenius Kabi”), which amends and restates that certain Amended and Restated Manufacturing and Supply Agreement, dated December 12, 2008, between the Company and Fresenius Kabi AG (successor-in-interest to Fenwal, Inc.), as amended. Under the Agreement, Fresenius Kabi is obligated to sell and the Company is obligated to purchase finished disposable kits for the Company’s INTERCEPT Blood System for platelets (the “Platelet Sets”), the INTERCEPT Blood System for plasma (the “Plasma Sets”) and the INTERCEPT Blood System for Red Blood Cells (the “RBC Sets”). The Agreement permits the Company to purchase Platelet Sets, Plasma Sets and RBC Sets from third parties to the extent necessary to maintain supply qualifications with such third parties or where local or regional manufacturing is needed to obtain product registrations or sales. Pricing terms are initially fixed, and are subject to certain adjustments, including for market pricing, changes in the relevant producer price index (as published by the U.S. Bureau of Labor Statistics), cost increase or decrease in raw materials and other components and other relevant factors.

The Agreement also contemplates that the Company and Fresenius Kabi will jointly fund and collaborate on certain specified initiatives focused on the implementation of automation, installation of new equipment, capacity expansion and cost reduction. Fresenius Kabi has also agreed to identify and qualify a second manufacturing facility if production volumes under the Agreement exceed certain specified thresholds. In addition, under the Agreement, the Company is no longer required to make royalty payments under that certain License Agreement, dated as of February 2, 2005, by and between the Company and Fresenius Kabi AG (successor-in-interest to Baxter Healthcare S.A. and Baxter Healthcare Corporation) for the sale of products after the Effective Date.

The initial term of the Agreement extends through July 1, 2025 (the “Initial Term”) and is automatically renewed thereafter for additional two year terms (each, a “Renewal Term”), subject to termination by either party upon (i) two years written notice prior to the expiration of the Initial Term or (ii) one year written notice prior to the expiration of any Renewal Term. The Company and Fresenius Kabi each have customary termination rights, including termination for material breach.

The Agreement also contains certain provisions regarding the rights and responsibilities of the parties with respect to manufacturing specifications, forecasting and ordering, delivery arrangements, payment terms, packaging requirements, change orders, confidentiality and indemnification, as well as certain other customary matters.

The foregoing is only a brief description of the material terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company will be requesting confidential treatment for certain terms of the Agreement, which will be filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: October 21, 2015

	By:	/s/ Chrystal Menard
Chrystal Menard
Chief Legal Officer and General Counsel